                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported) MARCH 17, 1997



                   AMERICAN GENERAL HOSPITALITY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



         MARYLAND                        1-11903                  75-2648842
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)




     3860 W. NORTHWEST HIGHWAY, SUITE 300, DALLAS, TEXAS             75220
         (Address of principal executive offices)                  (Zip Code)



       REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 904-2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On March 17, 1997, American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company"or the "Registrant") acquired a portfolio of hotels, including the Four Points by Sheraton, which was converted to a Wyndham Garden Hotel on March 17, 1997, the Sheraton Key Largo and the French Quarter Suites Hotel (the "Portfolio Purchase" or "AKL Acquisition Hotels"). The aggregate purchase price for the Portfolio Purchase was approximately $59.1 million, which was payable as follows: (i) approximately $49.5 million in cash and (ii) the assumption of approximately $9.6 million of mortgage indebtedness collateralized by the French Quarter Suites Hotel. The Purchase Price was arrived at through arms-length negotiations. A description of the hotels and an allocation of the portfolio purchase price is as follows:

 .     WYNDHAM GARDEN HOTEL - MARIETTA (FORMERLY THE FOUR POINTS BY SHERATON) -
      On March 17, 1997, the Operating Partnership acquired the 219 room Four Points by Sheraton hotel located in Marietta, Georgia from SNA of Georgia, Inc. ("SNA") a Georgia Corporation for an allocated purchase price of approximately $17.0 million. The Operating Partnership expects to invest approximately $2.8 million to upgrade and renovate the guest rooms, public areas and restaurant. The Company converted the hotel to a Wyndham Garden Hotel on March 17, 1997.

      The Wyndham Garden Hotel - Marietta is leased by the Operating Partnership to AGH Leasing, L.P. (the "Lessee") pursuant to a twelve-year participating lease that is substantially similar to the Operating Partnership's other hotel leases. Effective with the purchase of the property, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $1,350,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms:
      20% of the first $2,400,000; 65% of the next $1,150,000; and 75%
      thereafter; Food & Beverage: 7.5% of the first $1,090,000; 20% thereafter; Telephone and Other: 30%. Effective January 1, 1998, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $1,460,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 20% of the first $2,625,000; 65% of the next $1,275,000; and 75% thereafter; Food &
      Beverage: 7.5% of the first $1,130,000; 20% thereafter; Telephone and
      Other: 30%. Effective January 1, 1999, base rent will increase annually by the percentage increase in the Consumer Price Index ("CPI") and participating tiers will increase by CPI plus .75%.

      The Lessee has entered into a twelve-year management agreement with Wyndham Hotel Corporation to manage the hotel on behalf of the Lessee and subject to its supervision. The management agreement with Wyndham will provide for the payment of a base management fee equal to 1.5% of gross revenues at the hotel plus an incentive management fee of up to 1.5% of gross revenues. Wyndham will be entitled to receive the incentive management fee during the first two years of the term of the agreement if
      (i) annualized 1997 gross revenues for the hotel exceed 1996 gross revenues for the hotel by at least 6% and (ii) 1998 gross revenues for the hotel exceed 1996 gross revenues for the hotel by at least 12%. Thereafter, the incentive management fee will be earned if annual gross revenues for the hotel exceed the 1998 gross revenues for the hotel by at least the cumulative percentage increase in CPI since 1998. The Lessee's payment of the base management fee to Wyndham will be subordinated to the payment of Base Rent under the Participating Lease relating to the hotel, and the payment of the incentive management fee to Wyndham will be subordinated to the payment of the Base Rent and Participating Rent thereunder. In addition, Wyndham will be reimbursed by the Lessee, at an initial rate of approximately $4,960 per month, for accounting and financial services performed by Wyndham.

 .     SHERATON KEY LARGO - On March 17, 1997, the Operating Partnership
      acquired the 200 room Sheraton Key Largo hotel located in Key Largo, Florida from SKL of Florida, Inc. ("SKL") a Florida corporation for an allocated purchase price of approximately $26.1 million. The Operating Partnership expects to invest approximately $4.0 million to upgrade and renovate the guest rooms, public areas and exterior. The Company expects to convert the Key Largo hotels' brand affiliation from a Sheraton to a Westin Resort in January 1998.

      The Sheraton Key Largo is leased by the Operating Partnership to AGH Leasing, L.P. (the "Lessee") pursuant to a twelve-year participating lease that is substantially similar to the Operating Partnership's other hotel leases. Effective with the purchase of the property, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $2,184,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 20% of the first $3,950,000; 60% of the next $1,875,000; and 70% thereafter;

      Food & Beverage: 2.5% of the first $1,674,000; 5% thereafter; Telephone and Other: 25%. Effective January 1, 1998, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $2,284,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 20% of the first $3,875,000; 60% of the next $2,200,000; and 70% thereafter; Food &
      Beverage: 2.5% of the first $1,737,000; 5% thereafter; Telephone and
      Other: 25%. Effective January 1, 1999, base rent will increase annually by the percentage increase in CPI and participating tiers will increase by CPI plus .75%. There will be an additional adjustment to the room department participating tiers thresholds of 2.5% in 1999, 2.5% in 2000 and 1% in 2001.

      The Lessee has entered into a twelve-year management agreement, on terms substantially similar to the Lessee's other management agreements, with American General Hospitality, Inc. ("AGHI") to manage the hotel on behalf of the Lessee and subject to its supervision.

 .     FRENCH QUARTER SUITES HOTEL - On March 17, 1997, the Operating
      Partnership acquired the 155 room French Quarter Suites Hotel located in Atlanta, Georgia from French Quarter Suites, Inc. ("FQS") a Georgia corporation for an allocated purchase price of approximately $16.0 million that was payable as follows: (i) approximately $6.4 million in cash and
      (ii) the assumption of approximately $9.6 million in mortgage indebtedness which bears interest at the rate of 9.75% per annum, payable to State Street Bank and Trust Company, as Trustee for J. P. Morgan Commercial Mortgage Finance Corp. Pass-Through Certificate Series 1996-C2. The Operating Partnership expects to spend approximately $2.8 million to upgrade and renovate the guest rooms, atrium and public areas. The Company expects to convert the French Quarter Suites Hotel to a DoubleTree Guest Suites in May, 1997.

      The French Quarter Suites Hotel is leased by the Operating Partnership to AGH Leasing, L.P. (the "Lessee") pursuant to a twelve-year participating lease that is substantially similar to the Operating Partnership's other hotel leases. Effective with the purchase of the property, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $1,373,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 25% of the first $2,050,000; 65% of the next $925,000; and 75% thereafter; Food &
      Beverage: 5% of the first $715,000; 10% thereafter; Telephone and Other:
      25%. Effective January 1, 1998, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $1,466,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 25% of the first $2,450,000; 65% of the next $1,050,000; and 75% thereafter; Food & Beverage: 5% of the first $742,000; 10% thereafter; Telephone and Other: 25%. Effective January 1, 1999, base rent will increase annually by the percentage increase in CPI and participating tiers will increase by CPI plus .75%. There will be an additional adjustment to the room department participating tiers thresholds of 3% in 1999 and 1% in 2000.

      The Lessee has entered into a twelve-year management agreement, on terms substantially similar to the Lessee's other management agreements, with AGHI to manage the hotel on behalf of the Lessee and subject to its supervision.

     The Registrant currently owns an approximate 88.5% interest in the Operating Partnership. AGH GP, Inc., a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership and owns a 1.0% interest in the Operating Partnership. AGH LP, Inc., also a wholly owned subsidiary of the Company, owns an 87.5% limited partnership interest in the Operating Partnership. The remaining 11.5% limited partner interest in the Operating Partnership is held by the former owners of the hotels acquired by the Operating Partnership on July 31, 1996.

     The cash required to acquire the Portfolio Purchase was provided by the Company's second offering which was completed February 7, 1997 of 5.8 million shares of Common Stock and an additional 568,300 shares of Common Stock issued in connection with the exercise of the underwriters' over-allotment (the "1997 Public Offering"). Each of SNA, SKI nd FQS are affiliates of each other.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired

     Audited financial statements of the AKL Acquisition Hotels as of December 31, 1995 and for the year then ended and unaudited information as of December 31, 1996 are included in this Form 8-K.

              Index to Financial Statements            Page
         ----------------------------------------      ----
         Report of Independent Accountants...........  F-1
         Balance Sheets as of December 31, 1995
         (audited) and December 31,
           1996 (unaudited)..........................  F-2
         Statements of Operations for the Years
           Ended December 31, 1995
           (audited) and 1996 (unaudited)............  F-3
         Statements of Equity for the Years
           ended December 31, 1995 (audited)
           and 1996 (unaudited)......................  F-4
         Statements of Cash Flows for the Years
           Ended December 31, 1995
           (audited) and 1996 (unaudited)............  F-5
         Notes to Financial Statements...............  F-6
         Schedule III - Real Estate and
           Accumulated Depreciation
           as of December 31, 1995...................  F-11

(b)  Pro forma Financial Information (unaudited)

     The pro forma balance sheet information of the Company as of December 31, 1996 and the pro forma Statements of Operations information of the Company and the Lessee for the years ended December 31, 1995 and 1996 are presented as if the Company had completed its initial public offering of Common Stock, the principal transactions in connection with the formation if the Company and the acquisition of its initial thirteen hotels (the "Formation Transactions"), the acquisition of all of its current 20 hotels (the "Hotels") including the AKL Acquisition Hotels, and the consummation of the 1997 Public Offering and the application of net proceeds therefrom had occurred on December 31, 1996 and January 1, 1995, respectively.

         Index to Pro Forma Financial Statements       Page
         ----------------------------------------      ----
         American General Hospitality Corporation
           Pro Forma Balance Sheet as of December
           31, 1996 (unaudited).....................   F-13

         Pro Forma Statements of Operations for
          the Years Ended December 31, 1995 and
          1996 (unaudited)..........................   F-14

         AGH Leasing, L.P.
           Pro Forma Statements of Operations for
             the Years Ended December 31, 1995
             and 1996 (unaudited)...................   F-16


(c)  Exhibits

  Exhibit No.                       Description
  -----------                       -----------

     2.1*** Hotel Purchase Agreement by and between American General Hospitality Operating Partnership, L.P. and SNA of Georgia, Inc., dated as of December 31, 1996.

     2.2*** Hotel Purchase Agreement by and between American General Hospitality Operating Partnership, L.P. and SKL of Florida, Inc., dated December 31, 1996.

    Exhibit No.                     Description
    -----------                     -----------

     2.3*** Hotel Purchase Agreement by and between American General Hospitality Operating Partnership, L.P. and French Quarter Suites, Inc., dated December 31, 1996.

    23.1**      Consent of Coopers & Lybrand L.L.P.


*** Filed as an Exhibit to the Registrant's registration statement on Form S-11 (Registration No. 333-19585).
**   Filed herewith.

Pursuant to the requirements of the Securities and Exchange Act of 1934. the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  March 28, 1997

                             American General Hospitality Corporation
                             (Registrant)



                             By:  /s/ Kenneth E. Barr
                                  ------------------------------------------
                             Kenneth E. Barr
                             Executive Vice President and
                             Chief Financial Officer
                             (Principal Financial Officer)

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
American General Hospitality Corporation

     We have audited the accompanying combined balance sheet and financial statement schedule of the AKL Acquisition Hotels (described in Note 1) as of December 31, 1995 and the related combined statement of operations, equity and cash flows for the year then ended. These combined financial statements are the responsibility of the AKL Acquisition Hotels' management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the AKL Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the AKL Acquisition Hotels as of December 31, 1995, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                             COOPERS & LYBRAND L.L.P.


Dallas, Texas
February 21, 1997, except for
Note 8, as to which the date
is March 17, 1997

                            AKL ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1996

                                              1995           1996
                                        -----------------------------
                 ASSETS                                   (unaudited)
Investments in hotel properties, at
 cost:
     Land and land improvement.........    $ 3,612,180    $ 3,894,903
     Buildings and improvements........     24,268,411     26,767,662
     Furniture, fixtures and equipment.      8,200,135      9,282,664
                                        -----------------------------
                                            36,080,726     39,945,229
Less accumulated depreciation..........     (4,665,958)    (3,164,302)
                                        -----------------------------
Net investment in hotel properties.....     31,414,768     36,780,927
Cash and cash equivalents..............        169,454        467,860
Restricted cash........................        302,108        143,055
Accounts receivable, net...............        640,451        525,871
Inventories............................        215,225        177,263
Prepaid expenses.......................        376,807        222,086
Deferred expenses......................      1,168,309      2,086,252
Other assets...........................         11,653        266,808
                                        -----------------------------
          Total assets.................    $34,298,775    $40,670,122
                                        =============================
        LIABILITIES AND EQUITY
Debt...................................    $28,449,243     34,017,524
Accounts payable, trade................        575,565        114,212
Payable to affiliates..................      1,205,811      1,211,720
Accrued expenses and other liabilities.      1,043,609      1,238,940
                                        -----------------------------
          Total liabilities............     31,274,228     36,582,396
                                        -----------------------------
Commitments and contingencies
 (Notes 4 and 5)
Capital................................      6,117,504      5,376,298
Accumulated deficit....................     (3,092,957)    (1,288,573)
                                        -----------------------------
          Total equity.................      3,024,547      4,087,726
                                        -----------------------------
          Total liabilities and equity.    $34,298,775    $40,670,122
                                        =============================

             The accompanying notes are an integral part of these
                        combined financial statements.

                            AKL ACQUISITION HOTELS

                       COMBINED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                              1995           1996
                                        -----------------------------
                                                          (unaudited)
Revenues:
     Room revenue......................    $11,733,054    $15,189,074
     Food and beverage revenue.........      3,729,626      4,543,281
     Other revenue.....................        609,210        730,276
                                        -----------------------------
          Total revenue................     16,071,890     20,462,631
                                        -----------------------------

Expenses:
     Property operating costs and
      expenses.........................      3,152,678      3,745,802
     Food and beverage costs and
      expenses.........................      3,177,354      3,502,211
     General and administrative........      1,210,401      1,490,689
     Advertising and promotion.........        947,776      1,173,433
     Repairs and maintenance...........        844,331      1,114,578
     Utilities.........................        841,393      1,103,288
     Management fees...................        534,618      1,354,956
     Franchise costs...................        191,365        347,300
     Depreciation......................      1,381,861      1,874,915
     Amortization......................        146,615        319,781
     Real estate and personal property
      taxes, and  property insurance...        654,433        919,852

     Interest expense..................      2,714,286      3,192,942
     Other expense.....................        476,683        214,732
                                        -----------------------------
          Total expenses...............     16,273,794     20,354,479
                                        -----------------------------
          Net income (loss)............    $  (201,904)   $   108,152
                                        =============================

             The accompanying notes are an integral part of these
                        combined financial statements.

                             AKL ACQUISITION HOTELS

                         COMBINED STATEMENTS OF EQUITY

                                                                Equity
                                                           -------------
Balance, December 31, 1994................................   $ 3,438,290
     Net loss.............................................      (201,904)
     Capital contributions................................     2,504,273
     Distributions........................................    (2,716,112)
                                                           -------------
Balance, December 31, 1995................................     3,024,547
     Net income (unaudited)...............................       108,152
     Capital contributions (unaudited)....................     2,559,798
     Distributions (unaudited)............................    (1,604,771)
                                                           -------------
Balance, December 31, 1996 (unaudited)....................   $ 4,087,726
                                                           =============

             The accompanying notes are an integral part of these
                        combined financial statements.

                            AKL ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                       1995           1996
                                                   -------------  -------------
Cash flow from operating activities:                              (unaudited)
     Net income (loss)...........................  $   (201,904)  $   108,152
     Adjustments to reconcile net
      income (loss) to net cash
      provided by operating activities:
       Depreciation..............................     1,381,861     1,874,915
       Amortization..............................       146,615       319,781
     Changes in assets and liabilities:
       Restricted cash...........................      (184,063)      159,053
       Accounts receivable.......................      (218,054)      114,580
       Inventories...............................       (41,606)       37,962
       Prepaid expenses..........................      (104,786)      154,721
       Organization costs........................       (55,465)     (541,871)
       Other assets..............................        46,643      (255,155)
       Accounts payable, trade...................       125,095      (461,353)
       Payable to affiliates.....................                       5,909
       Accrued expenses and other
        liabilities..............................        99,965       195,331
                                                 --------------  -------------
          Net cash provided by
           operating activities..................       994,301     1,712,025
                                                 --------------  -------------

Cash flows from investing activities:
     Improvements and additions to
      hotel properties...........................      (566,366)   (5,276,074)
     Acquisition of hotel properties,
      net of cash acquired.......................   (11,643,540)   (1,965,000)
                                                 --------------  -------------
          Net cash used in investing
           activities............................   (12,209,906)   (7,241,074)
                                                 --------------  -------------
Cash flows from financing activities:
     Proceeds from borrowings....................    19,655,655     5,967,993
     Principal payments on borrowings............    (8,190,275)     (399,712)
     Payment of deferred loan costs..............    (1,040,221)     (695,853)
     Capital contributions.......................     2,504,273     2,559,798
     Distributions paid..........................    (2,716,112)   (1,604,771)
                                                 --------------  -------------
          Net cash provided by
           financing activities..................    10,213,320     5,827,455
                                                 --------------  -------------

Net change in cash and cash equivalents
Cash and cash equivalents at beginning...........    (1,002,285)      298,406
 of periods......................................     1,171,739       169,454
                                                 --------------  -------------
Cash and cash equivalents at end of
 periods.........................................  $    169,454   $   467,860
                                                 --------------  -------------

Supplemental disclosures of cash flow
 information:
     Cash paid during the year for
      interest...................................  $  2,842,450   $ 3,271,052
                                                 ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                            AKL ACQUISITION HOTELS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership") acquired a 100% equity interest in three hotels (the "AKL Acquisition Hotels") from entities unaffiliated with the Operating Partnership (the "Selling Corporations"). The Operating Partnership, a subsidiary of American General Hospitality Corporation (the "Company") which is a Maryland corporation real estate investment trust ("REIT"), was established to acquire, own and lease hotel properties. The Company completed its initial public offering on July 31, 1996.

     Basis of Presentation - The accompanying combined financial statements of the AKL Acquisition Hotels have been presented on a combined basis due to anticipated common ownership since each of the entities were the subject of a business combination with the Company (Note 8). The AKL Acquisition Hotels consist of the following:

 PROPERTY NAME                                   LOCATION       NO. OF ROOMS
 -------------                              ------------------  ------------
 Four Points by Sheraton (currently
   the Wyndham Garden Hotel-Marietta).....  Marietta, Georgia       219
 French Quarter Suites Hotel..............  Atlanta, Georgia        155
 Sheraton Key Largo.......................  Key Largo, Florida      200

     The Four Points by Sheraton and the Sheraton Key Largo were acquired by the Selling Corporations in August 1995 and May 1996 respectively. Prior to those dates, these two hotels were owned by a corporation and a partnership respectively.

     The Four Points by Sheraton was acquired for $11 million plus additional renovation costs of $500,000. The hotel was purchased from the net proceeds of two mortgage notes with face amounts of $9.75 million, approximately $2 million in cash and the assumption of $64,000 of property tax liabilities. The acquisition was accounted for under the purchase method of accounting and, accordingly, the results of operations of the acquired hotel have been included in the combined statement of operations since the date of acquisition.

     The Sheraton Key Largo was acquired for $16 million. The hotel was purchased from the net proceeds of two mortgage notes totalling $14 million and approximately $2 million in cash.

     The results of operations for periods prior to acquisition by the Selling Corporations have been included in the accompanying financial statements.

     The Selling Corporations conducted business as taxable corporations and were managed so that income taxes were the responsibility of the owners. These financial statements have been prepared to show the operations and financial position of the combined AKL Acquisition Hotels, substantially all of whose assets and operations have been acquired by the Company. The Company is a REIT and accordingly, will not pay any federal income taxes; therefore the financial statements have been presented with no provision for federal income taxes.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment in Hotel Properties - Hotel properties are stated at the lower of cost or net realizable value and are depreciated using the straight-line method over estimated useful lives ranging from 39 to 40 years for building and improvements and 5 to 10 years for furniture, fixtures and equipment.

     The respective owners of the AKL Acquisition Hotels review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the AKL Acquisition Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the

                            AKL ACQUISITION HOTELS
specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows.

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

     Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Restricted Cash - Restricted cash consists primarily of amounts held in escrow principally for property tax reserves.

     Inventories - Inventories consist primarily of supplies, food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

     Deferred Expenses - Deferred expenses primarily consist of deferred loan costs, franchise fees, and organization costs. Amortization of deferred loan cost is computed using the effective yield method based upon the terms of the loan agreements. Amortization of franchise fees is computed using the straight-line method based upon the terms of the agreements. Amortization of organization costs is computed using the straight-line method over five years. Accumulated amortization at December 31, 1995 is $116,553.

     Income Taxes - The Sheraton Key Largo hotel was not a taxable entity prior to the acquisition by the Selling Corporation in 1996. The results of operations were included in the tax returns of the partners. The partnerships' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly. The Company is a REIT under the Code and will therefore not be subject to corporate income taxes. Accordingly, the combined statements of operations contain no provision for federal income taxes.

     Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recently Issued Statement of Financial Accounting Standards - The AKL Acquisition Hotels adopted Statement of Financial Accounting Standards (SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the AKL Acquisition Hotels' financial statements.

     Interim Financial Information - The unaudited interim financial statements as of December 31, 1996 have been prepared pursuant to the rules and regulations of the SEC. The notes to the interim financial statements included herein are intended to highlight significant changes to the notes to the December 31, 1995 financial statements and present interim disclosures required by the SEC. The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

                            AKL ACQUISITION HOTELS

3.  DEBT

     Debt at December 31, 1995 consists of the following:

                                                                     1995
                                                                --------------
First mortgage note payable in monthly installments
  including interest at a fixed rate of 9.75% maturing
  July 1, 2002 at which time a balloon payment of
  approximately $8.2 million will be due and payable..........  $ 9,733,588
First mortgage note payable in monthly installments
  including interest at a fixed rate of 8.23% maturing
  December 1, 2000............................................    5,875,000
Subordinated mortgage note payable in monthly installments
  including interest at the fixed subordinated rate of
  9.38% maturing September 1, 2005............................    3,840,655
First mortgage note payable in monthly installments
  including interest at the floating rate of LIBOR
  (5.44% at December 31, 1995) plus 3% maturing June 30,
  1996 (Mortgage was paid in full in conjunction with the
  May 1996 purchase by the Selling Corporation)...............    9,000,000
                                                                -----------
                                                                $28,449,243
                                                                ===========

     All debt is collateralized by the investments in hotel properties.

     In addition to base interest, the subordinated note requires monthly payments of additional interest equal to 25% of Adjusted Gross Revenue, defined as Net Operating Income less interest paid on the senior and subordinated notes. The Company is also obligated under the subordinated note to pay Shared Appreciation interest based upon 25% of the excess of market value of the property over acquisition cost with a maximum total internal rate of return of 22% and a minimal internal rate of return of 11% payable upon retirement of the loan. For prepayments of the subordinated note prior to September 2000, the internal rate of return to be utilized in the calculation of Shared Appreciation Interest increased by 1% to 2%.

     In June 1995, a note payable in the amount of $1,000,000 was repaid. The note agreement contained an interest premium payment payable upon the sale of the French Quarter Suites Hotel based upon the increase in fair market value over the Hotel's original purchase price. In March 1996, the Company reached a settlement with the lender whereby the Company paid approximately $731,000 in complete satisfaction of the interest premium payment due.

     Aggregate annual principal payments for the AKL Acquisition Hotels debt at December 31, 1995 are as follows:

                 YEAR                                       AMOUNT
                 ----                                  --------------
                 1996................................     $ 9,291,542
                 1997................................         334,687
                 1998................................         366,748
                 1999................................         401,893
                 2000 and thereafter.................      18,054,373
                                                       --------------
                   Total.............................     $28,449,243
                                                       ==============

                            AKL ACQUISITION HOTELS

4.  LEASES

     Minimum future rental payments required under operating leases for office equipment and vehicles that have an initial term or remaining noncancellable lease terms in excess of one year at December 31, 1995, are as follows:

                   YEAR                                  AMOUNT
                   ----                                 --------
                   1996..............................   $ 21,628
                   1997..............................     18,278
                   1998..............................     17,808
                   1999..............................     17,808
                   2000 and thereafter...............     26,712
                                                        --------
                                                        $102,234
                                                        ========

     Rental expense reported in General and Administrative and Other expenses was $51,600 for the year ended December 31, 1995.

5.  COMMITMENTS

     Management fees represent amounts paid to affiliated parties. The Sheraton Key Largo base management fee is based upon 3.5% of gross revenues. An incentive fee is paid on 20% of the amount by which operating income exceeds debt service in any given year. No incentive fee was payable in 1995. The French Quarter Suites Hotel and the Four Points by Sheraton each pay annual base management fees of $100,000. Incentive fees are paid on 7.5% of the excess of Gross Operating Profit over $1.3 million. Incentive fees of $91,919 were paid in 1995.

     Franchise fees represent the annual expense for franchise royalties and reservation services under the terms of hotel franchise agreements expiring in various years ranging from 1996 to 2005. Franchise fees are based upon 3% of gross room revenue.

     Two hotels are required to remit 1% of gross room revenue to franchisors for sales and advertising expenses incurred to promote the hotels at the national level. Additional sales and advertising costs are incurred at the local property level.

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the AKL Acquisition Hotels report the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the AKL Acquisition Hotels' debt approximates fair value due to the AKL Acquisition Hotels' ability to obtain such borrowings at comparable interest rates.

7.  RELATED PARTY TRANSACTIONS

     The Hotels paid annual management fees to affiliates of the entity owning the hotels for the year ended December 31, 1995 of $534,618. The contract expired December 31, 1996.

     An oral consulting agreement for purchasing and management/financial services exists between the Hotels and an affiliate of the Owner. Fees paid to the affiliate for the year ended December 31, 1995 are $55,000.

                            AKL ACQUISITION HOTELS

     A payable is due to an affiliate of the Owner of $1,205,812 as of December 31, 1995 which is non-interest bearing and payable upon demand.

8.  SUBSEQUENT EVENTS

     As discussed in Note 1, the three AKL Acquisition Hotels were acquired by
the Company on March 17, 1997.   The acquisitions were accounted for by the
Company under the purchase method of accounting. Accordingly, the cost basis of the hotels changed to reflect the acquisition prices of the hotels by the Company. In addition, with the exception of the French Quarter Suites Hotel, the hotels were refinanced upon acquisition and postacquisition debt is different than the historical debt reflected in the accompanying financial statements. All management agreements were terminated concurrently with the sales of the hotels to the Company. The combined financial statements do not reflect any of the transactions in connection with the acquisition of the three hotels by the Company.

                             AKL ACQUISITION HOTELS
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995


                                                                      Cost Capitalized        Cross Amounts
                                                                        Subsequent to        At Which Carried
                                                Initial Cost             Acquisition        at Close of Period
                                           -----------------------   -------------------  ------------------------
                                                       Building               Building                  Building
                                                         and                   and                        and
        Description           Encumbrances    Land    Improvements   Land   Improvements     Land     Improvements     Total
        -----------           ------------ ---------- ------------  ------- ------------  ----------  ------------  -----------
Sheraton Key Largo
  Key Largo, FL.............. $ 9,715,655  $  727,277  $ 9,195,500            $369,512    $  727,277  $ 9,565,012   $10,292,289
French Quarter Suites Hotel
  Atlanta, GA................   9,733,588   1,269,834    6,010,173  $30,985    179,550     1,300,819    6,189,723     7,490,542
Four Points by Sheraton
  Marietta, GA...............   9,000,000   1,584,084    8,513,676                         1,584,084    8,513,676    10,097,760
                              -----------  ----------  -----------  -------    --------   ----------  -----------   -----------
                              $28,449,243  $3,581,195  $23,719,349  $30,985    $549,062   $3,612,180  $24,268,411   $27,880,591
                              ===========  ==========  ===========  =======    ========   ==========  ===========   ===========

                              Accumulated        Net
                              Depreciation    Book Value                               Upon Which
                                Building       Building                               Depreciation
        Description               and            and         Date of      Date of     in Statement
        -----------           Improvements   Improvements  Construction  Acquisition  is Computed
                              ------------   ------------  ------------  -----------  ------------
Sheraton Key Largo
  Key Largo, FL.............. $ 1,225,951    $ 8,339,061       1985          1990        39 YRS
French Quarter Suites Hotel
  Atlanta, GA................     402,961      5,786,762       1985          1993        39 YRS
Four Points by Sheraton
  Marietta, GA...............      94,333      8,419,343       1985          1995        40 YRS
                              -----------    -----------
                              $ 1,723,245    $22,545,166
                              ===========    ===========

Balance at January 1, 1995............................... $17,637,475
  Additions for the year 1995............................  10,243,116
                                                          -----------
Balance at December 31, 1995............................. $27,880,591
                                                          ===========

      (b) Reconciliation of Accumulated Depreciation:
Balance at January 1, 1995............................... $ 1,246,905
      Depreciation for the year 1995.....................     476,340
                                                          -----------
Balance at December 31, 1995............................. $ 1,723,245
                                                          ===========

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)


     The following unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations of the Company and the Lessee are presented as if the consummation of the Initial Public Offering and related Formation Transactions, the acquisition of the 20 Hotels acquired to date, including the AKL Acquisition Hotels, and the consummation of the 1997 Public Offering and the application of net proceeds therefrom had occurred on December 31, 1996 and January 1, 1995, respectively and all of the Hotels had been leased pursuant to the Participating Leases since January 1, 1995. Such pro forma information is based in part upon the Consolidated Balance Sheet and Consolidated Statement of Operations of the Company, the Statements of Operations of the AGH Predecessor Hotels and the pro forma Statements of Operations of the Lessee. In management's opinion, all adjustments necessary to reflect the effects of the Initial Public Offering and related Formation Transactions, the acquisition of all Hotels, including the AKL Acquisition Hotels, and the consummation of the 1997 Public Offering and the application of net proceeds therefrom have been made. The pro forma information does not purport to present what the financial position or the results of operations of the Company would have been if the previously mentioned transactions had occurred on such dates or to project the future financial position or results of operations of the Company for any future period.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                                               1997 ACQUISITIONS
                                                                AND 1997 PUBLIC          AKL
                                             COMPANY          OFFERING SUBSEQUENT    ACQUISITION    PRO FORMA
                                            HISTORICAL          TO YEAR END (1)      HOTELS (2)   BALANCE SHEET
                                           ------------       -------------------  -------------  -------------
                                                                  (unaudited)        (unaudited)    (unaudited)
             ASSETS
Investment in hotel properties, net....... $230,760,818         $  24,218,755      $59,975,000    $314,954,573
Cash and cash equivalents.................    3,888,281            37,435,180                       41,323,461
Restricted cash...........................      544,541                                                544,541
Participating lease receivable - AGH
   Leasing, L.P...........................    3,982,424                40,000                        4,022,424
Deferred expenses, net....................    2,986,946               825,000          100,000       3,911,946
Other assets..............................      664,661                                                664,661
Note receivable - Lessee..................      287,684                                                287,684
                                           ------------         -------------      -----------    ------------
          Total assets.................... $243,115,355         $  62,518,935      $60,075,000    $365,709,290
                                           ============         =============      ===========    ============

  LIABILITIES AND SHAREHOLDERS EQUITY

Debt...................................... $ 19,122,398         $   8,218,755    $ 9,559,810    $ 36,900,963
Debt, Line of Credit......................   57,500,000          (108,015,190)    50,515,190
Distributions Payable.....................    4,150,729                                            4,150,729
Accounts payable, trade, accrued
 expenses and other liabilities...........    5,756,097               125,000                      5,881,097
Minority interest in Operating
 Partnership..............................   29,125,020             7,534,278                     36,659,298
                                           ------------         -------------    -----------    ------------
          Total liabilities...............  115,654,244           (92,137,157)    60,075,000      83,592,087
                                           ------------         -------------    -----------    ------------

Common stock..............................       82,888                63,683                        146,571
Additional paid in capital................  128,746,013           154,592,409                    283,338,422
Unearned officers' compensation...........     (850,521)                                            (850,521)
Distributions in excess of earnings.......     (517,269)                                            (517,269)
                                           ------------         -------------    -----------    ------------
          Total shareholders' equity......  127,461,111           154,656,092                    282,117,203
                                           ------------         -------------    -----------    ------------
          Total liabilities and
           shareholders' equity........... $243,115,355         $  62,518,935    $60,075,000    $365,709,290
                                           ============         =============    ===========    ============

(1) The 1997 acquisitions refers to two hotels purchased subsequent to December 31, 1996. They are: the Hilton Hotel-Durham, Durham, North Carolina purchased on January 8, 1997 and the Radisson Hotel Arlington Heights, Arlington Heights, Illinois purchased on February 28, 1997.

      The 1997 Public Offering refers to the second offering by the Company of 5,800,000 shares of Common Stock completed on February 7, 1997 and the exercise of the underwriters over-allotment of 568,300 shares of Common Stock completed on March 7, 1997.

(2) Investment in hotel properties, net - The hotels were acquired in a Portfolio Purchase for approximately $59.1 million plus related closing costs of approximately $875,000.

      Deferred expenses, net - Franchise transfer costs related to the purchase of the AKL Acquisition Hotels.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                               1997 ACQUISITIONS
                                                                   TOTAL        AND 1997 PUBLIC         AKL
                                       INITIAL      ACQUIRED      CURRENT     OFFERING SUBSEQUENT   ACQUISITION    COMBINED
                                        HOTELS       HOTELS      HOTELS (1)      TO YEAR END (2)       HOTELS      PRO FORMA
                                     -----------   ----------   -----------   -------------------   -----------   -----------
Revenues:
     Participating Lease revenue.... $24,754,071   $6,440,994   $31,195,065   $         2,503,707   $6,138,918    $39,837,690
     Interest income................      31,500                     31,500                                            31,500
                                     -----------   ----------   -----------   -------------------   -----------   -----------
          Total revenue.............  24,785,571    6,440,994    31,226,565             2,503,707    6,138,918     39,869,190
                                     -----------   ----------   -----------   -------------------   -----------   -----------
Expenses:
     Depreciation...................   7,404,235    1,299,158     8,703,393               685,577    1,697,754     11,086,724
     Amortization...................     640,128       14,783       654,911               239,714       10,000        904,625
     Real estate and personal
       property taxes and
       property insurance...........   2,165,073      933,682     3,098,755               732,400      806,460      4,637,615
     General and administrative.....   1,137,857      160,612     1,298,469               160,613      240,918      1,700,000
     Ground lease expense...........     881,217                    881,217                                           881,217
     Amortization of unearned
       officers' compensation.......      88,750                     88,750                                            88,750
     Interest expense...............   1,886,733                  1,886,733               300,407      932,081      3,119,221
                                     -----------   ----------   -----------   -------------------   -----------   -----------
          Total expenses............  14,203,993    2,408,235    16,612,228             2,118,711    3,687,213     22,418,152
                                     -----------   ----------   -----------   -------------------   -----------   -----------
Estimated revenues less
     expenses before minority
     interest.......................  10,581,578    4,032,759    14,614,337               384,996    2,451,705     17,451,038
Minority interest...................   1,978,755                  2,721,754                                         2,006,869
                                     -----------                -----------                                       -----------
Estimated revenues less
     expenses applicable to
     common shareholders............ $ 8,602,823                $11,892,583                                       $15,444,169
                                     ===========                ===========                                       ===========
Per common share information:
Estimated revenues less
     expenses per common share...... $      1.04                $      1.43                                       $      1.05
                                     ===========                ===========                                       ===========
Weighted average number of
     shares of Common Stock
     outstanding....................   8,262,208                  8,288,841                                        14,657,141
                                     ===========                ===========                                       ===========

(1) Current Hotels refers to the fifteen hotels owned by the Company at December 31, 1996.

(2) The 1997 acquisitions refers to two hotels purchased subsequent to December 31, 1996. They are: the Hilton Hotel-Durham, Durham, North Carolina purchased on January 8, 1997 and the Radisson Hotel Arlington Heights, Arlington Heights, Illinois purchased on February 28, 1997.

      The 1997 Public Offering refers to the second offering by the Company of 5,800,000 shares of Common Stock completed on February 7, 1997 and the exercise of the underwriters over-allotment of 568,300 shares of Common Stock completed on March 7, 1997.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
     PRO FORMA CONSOLIDATED STATEMENT OF ESTIMATED REVENUES LESS EXPENSES
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                  YEAR ENDED DECEMBER 31, 1996
                                                         ---------------------------------------------------------------------------
                                                                                                  1997
                                                                                               ACQUISITIONS
                                COMBINED                                                         AND 1997
                               HISTORICAL                                                         PUBLIC
                              JULY 31, 1996                                         TOTAL        OFFERING        AKL      COMBINED
                                THROUGH      PRO FORMA     INITIAL     ACQUIRED    CURRENT      SUBSEQUENT   ACQUISITION     PRO
                               DECEMBER 31,  ADJUSTMENTS   HOTELS       HOTELS     HOTELS(1)  TO YEAR END(2)    HOTELS      FORMA
                              -------------  ----------- -----------  ----------  ----------- -------------- ----------- -----------
Revenues:
   Participating Lease
     Revenue................  $13,387,719  $16,357,390  $29,745,109  $5,557,321  $35,302,430  $3,340,965    $6,809,139  $45,452,534
   Interest income..........      108,075       (8,602)      99,473                   99,473                                 99,473
                              -----------  -----------  -----------  ----------  -----------  ----------    ----------  -----------
       Total revenue........   13,495,794   16,348,788   29,844,582   5,557,321   35,401,903   3,340,965     6,809,139   45,552,007
                              -----------  -----------  -----------  ----------  -----------  ----------    ----------  -----------
Expenses:
   Depreciation.............    2,635,380    3,490,162    6,125,542   1,110,122    7,235,664     685,577     1,697,754    9,618,995
   Amortization.............      273,425      373,941      647,366      12,373      659,739     239,714        10,000      909,453
   Real estate and
    personal property taxes
    and property insurance..    1,444,592    1,262,960    2,707,552     809,913    3,517,465     732,400       806,460    5,056,325
   General and
    administrative..........      822,113      659,167    1,481,280      62,491    1,543,771      62,492        93,737    1,700,000
   Ground lease expense.....      545,279      504,245    1,049,524                1,049,524                              1,049,524
   Amortization of
    unearned officers'
    compensation............       36,979       51,771       88,750                   88,750                                 88,750
   Interest expense.........    1,412,117      810,090    2,222,207                2,222,207     (35,067)      932,081    3,119,221
                              -----------  -----------  -----------  ----------  -----------  ----------    ----------  -----------
       Total expenses           7,169,885    7,152,336   14,322,221   1,994,899   16,317,120   1,685,116     3,540,032   21,542,268
                              -----------  -----------  -----------  ----------  -----------  ----------    ----------  -----------
Estimated revenues less
 expenses before minority
 interest ..................    6,325,909    9,196,452   15,522,361   3,562,422   19,084,783   1,655,849     3,269,107   24,009,739
Minority interest...........    1,196,728                 2,887,159                3,549,770                              2,761,120
                              -----------               -----------              -----------                            -----------
Estimated revenues less
 expenses applicable to
 common shareholders........  $ 5,129,181               $12,635,202              $15,535,013                            $21,248,619
                              ===========               ===========              ===========                            ===========
Per common share
 information:
Estimated revenues less
 expenses per common
 share......................  $      0.63               $      1.53              $      1.87                            $      1.45
                              ===========               ===========              ===========                            ===========
Weighted average number of
 shares of Common Stock
 outstanding................    8,170,029                 8,288,841                8,288,841                             14,657,141
                              ===========               ===========              ===========                            ===========

(1) Current Hotels refers to the fifteen hotels owned by the Company at December 31, 1996.

(2) The 1997 acquisitions refers to two hotels purchased subsequent to December 31, 1996. They are: the Hilton Hotel-Durham, Durham, North Carolina purchased on January 8, 1997 and the Radisson Hotel Arlington Heights, Arlington Heights, Illinois purchased on February 28, 1997.

     The 1997 Public Offering refers to the second offering by the Company of 5,800,000 shares of Common Stock completed on February 7, 1997 and the exercise of the underwriters over-allotment of 568,300 shares of Common Stock completed on March 7, 1997.

                               AGH LEASING, L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                  REDUCTION                   1997
                           TOTAL                     IN         TOTAL     ACQUISITIONS
                         INITIAL       ACQUIRED  MANAGEMENT    CURRENT     SUBSEQUENT
                          HOTELS        HOTELS      FEES      HOTELS(1)   TO YEAR END(2)
                        -----------  ----------- ----------  ----------   --------------
Revenues:
 Room revenue........   $55,330,171  $11,157,846             $66,488,017    $ 6,247,443
 Food and beverage
  revenue............    18,191,504    1,848,408              20,039,912      2,347,590
 Other revenue.......     4,363,432      847,028               5,210,460        475,374
                        -----------  -----------             -----------    -----------
  Total revenue......    77,885,107   13,853,282              91,738,389      9,070,407
                        -----------  -----------             -----------    -----------
Expenses:
 Property operating
  costs and expenses.    29,624,254    5,152,475              34,776,729      3,501,375
 General and
  administrative.....     7,020,088    1,188,852               8,208,940        865,849
 Advertising and
  promotion..........     4,625,086      846,565               5,471,651        793,835
 Repairs and
  maintenance........     3,296,167      877,905               4,174,072        457,503
 Utilities...........     3,546,149      761,943               4,308,092        399,949
 Management fees.....     2,352,918      213,365   (543,952)   2,022,331        213,553
 Franchise costs.....     2,117,338      377,931               2,495,269        217,710
 Depreciation........        63,000                               63,000
 Amortization........
 Real estate and
  personal property
  taxes, and property
  insurance..........
 Interest expense....        31,500                                31,500
 Other expense.......        58,084       (3,441)                  54,643        82,705
 Participating lease
  expense............    24,754,071    6,440,994              31,195,065      2,503,707
                        -----------  -----------  ---------  -----------     ----------
   Total expenses....    77,488,655   15,856,589   (543,952)  92,801,292      9,036,186
                        -----------  -----------  ---------  -----------     ----------

   Net income (loss).   $   396,452  $(2,003,307) $ 543,952  $(1,062,903)    $   34,221
                        ===========  ===========  =========  ===========     ==========

                                          ADJUSTMENT
                             AKL              TO             COMBINED
                         ACQUISITION      MANAGEMENT         PROFORMA
                           HOTELS            FEES              1995
                         ------------     ----------       ------------
Revenues:                 $14,189,412                      $ 86,924,872
 Room revenue........
 Food and beverage
  revenue............       4,731,687                        27,119,189
 Other revenue.......         772,563                         6,458,397
                          -----------                      ------------
  Total revenue......      19,693,662                       120,502,458
                          -----------                      ------------
Expenses:
 Property operating
  costs and expenses.       7,710,309                        45,988,413
 General and
  administrative.....       1,588,153                        10,662,942
 Advertising and
  promotion..........       1,237,882                         7,503,368
 Repairs and
  maintenance........         959,785                         5,591,360
 Utilities...........         973,841                         6,681,882
 Management fees.....         689,109        54,077           2,979,070
 Franchise costs.....         359,006                         3,071,985
 Depreciation........                                            63,000
 Amortization........
 Real estate and
  personal property
  taxes, and property
  insurance..........
 Interest expense....                                            31,500
 Other expense.......          16,803                           154,151
 Participating lease
  expense............       6,138,918                        39,837,690
                          -----------      --------        ------------
   Total expenses....      19,673,806        54,077         121,565,361
                          -----------      --------        ------------

   Net income (loss).     $    19,856      $(54,077)       $ (1,062,903)
                          ===========      ========        ============

(1) Current Hotels refers to the fifteen hotels owned by the Company at December 31, 1996.

(2) The 1997 acquisitions refers to two hotels purchased subsequent to December 31, 1996. They are: the Hilton Hotel-Durham, North Carolina purchased on January 8, 1997 and the Radisson Hotel Arlington Heights, Arlington Heights, Illinois purchase on February 28, 1997.

     The 1997 Public Offering refers to the second offering by the Company of 5,800,000 shares of Common Stock completed on February 7, 1997 and the exercise of the underwriters over-allotment of 568,300 shares of Common Stock completed on March 7, 1997.

                               AGH LEASING, L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                COMBINED
                               HISTORICAL
                              JULY 31,1996                                                   REDUCTION
                                THROUGH                         TOTAL                            IN            TOTAL
                              DECEMBER 31,     PROFORMA        INITIAL         ACQUIRED      MANAGEMENT       CURRENT
                                  1996        ADJUSTMENTS       HOTELS          HOTELS          FEES         HOTELS(1)
                           ---------------------------------------------------------------------------------------------
Revenues:
   Room revenue                $26,725,200     $35,215,932    $61,941,132     $11,613,938                  $ 73,555,070
   Food and beverage
    revenue                      8,374,459      10,885,595     19,260,054       1,501,915                    20,761,969
   Other revenue                 1,691,472       2,518,325      4,209,797         851,505                     5,061,302
                               -----------     -----------    -----------     -----------     ---------    ------------
          Total revenue         36,791,131      48,619,852     85,410,983      13,967,358                    99,378,341
                               -----------     -----------    -----------     -----------     ---------    ------------

Expenses:
   Property operating
    costs and expenses          13,497,368      18,079,623     31,576,991       4,663,490                    36,240,481
   General and
    administrative               3,270,481       4,334,289      7,604,770       1,138,653                     8,743,423
   Advertising and
    promotion                    2,305,776       2,880,823      5,186,599         903,029                     6,089,628
   Repairs and maintenance       1,450,987       1,989,338      3,440,325         850,341                     4,290,666
   Utilities                     1,628,490       1,961,997      3,590,487         634,753                     4,225,240
   Management fees                 947,632       1,185,515      2,133,147         146,623       247,351       2,527,121
   Franchise costs                 950,307       1,266,021      2,216,328         399,568                     2,615,896
   Depreciation                     26,250          36,750         63,000                                        63,000
   Amortization                      6,753                          6,753                                         6,753
   Real estate and
    personal property
    taxes, and property
    insurance
   Interest expense                 13,314          18,375         31,689                                        31,689
   Other expense                    27,093         171,139        198,232                                       198,232
   Participating Lease
    expense                     13,387,719      16,357,390     29,745,109       5,557,321                    35,302,430
                               -----------     -----------    -----------     -----------     ---------    ------------
          Total expense         37,512,170      48,281,260     85,793,430      14,293,778       247,351     100,334,559
                               -----------     -----------    -----------     -----------     ---------    ------------

          Net income(loss)     $  (721,039)    $   338,592    $  (382,447)    $  (326,420)    $(247,351)   $   (956,218)
                               ===========     ===========    ===========     ===========     =========    ============
                                 1997                      ADJUSTMENT
                             ACQUISITIONS        AKL           TO          COMBINED
                              SUBSEQUENT     ACQUISITION   MANAGEMENT     PRO FORMA
                            TO YEAR END(2)     HOTELS         FEES          1996
                           ---------------   ------------  ----------   -------------
Revenues:
   Room revenue               $ 7,458,295     $15,189,073                $ 96,202,438
   Food and beverage
    revenue                     2,264,904       4,588,168                  27,615,041
   Other revenue                  508,580         763,835                   6,333,717
                              -----------     -----------    --------    ------------
          Total revenue        10,231,779      20,541,076                 130,151,196
                              -----------     -----------    --------    ------------

Expenses:
   Property operating
    costs and expenses          3,679,169       7,804,293                  47,723,943
   General and
    administrative                968,136       1,458,684                  11,170,243
   Advertising and
    promotion                     748,431       1,245,902                   8,083,961
   Repairs and maintenance        493,853       1,142,089                   5,926,608
   Utilities                      366,604       1,025,995                   5,617,839
   Management fees                217,908       1,091,827     (77,078)      3,759,778
   Franchise costs                338,307         328,693                   3,282,896
   Depreciation                                                                63,000
   Amortization                                                                 6,753
   Real estate and
    personal property
    taxes, and property
    insurance
   Interest expense                                                            31,689
   Other expense                   87,665           6,067                     291,964
   Participating Lease
    expense                     3,340,964       6,809,140                  45,452,534
                              -----------     -----------    --------    ------------
          Total expense        10,241,037      20,912,690     (77,078)    131,411,208
                              -----------     -----------    --------    ------------

          Net income(loss)    $    (9,258)    $  (371,614)   $ 77,078    $ (1,260,012)
                              ===========     ===========    ========    ============

(1) Current Hotels refers to the fifteen hotels owned by the Company at December 31, 1996.

(2) The 1997 acquisitions refers to two hotels purchased subsequent to December 31, 1996. They are: the Hilton Hotel-Durham, Durham, North Carolina purchased on January 8, 1997 and the Radisson Hotel Arlington Heights, Arlington Heights, Illinois purchased on February 28, 1997.

     The 1997 Public Offering refers to the second offering by the Company of 5,800,000 shares of Common Stock completed on February 7, 1997 and the exercise of the underwriters over-allotment of 568,300 shares of Common Stock completed on March 7, 1997.